UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 20, 2013

REXNORD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35475	20-5197013
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4701 West Greenfield Avenue, Milwaukee, Wisconsin	53214
(Address of Principal Executive Offices)	(Zip Code)

(414) 643-3739

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 20, 2013, Rexnord Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company, certain funds affiliated with Apollo Global Management, LLC (collectively with its subsidiaries, “Apollo”), and Deutsche Bank Securities Inc. and Goldman, Sachs & Co., as representatives of the several underwriters named in Schedule A thereto (collectively, the “Underwriters”), for the sale of 6,500,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) by Apollo. The offering is being made under the Company’s registration statement on Form S-3 (File No. 333-187828) filed with the Securities and Exchange Commission (the “Registration Statement”). In addition, the Underwriters have an option to purchase up to an additional 975,000 shares of the Common Stock from Apollo on the same terms for 30 days from the date of the prospectus supplement to the prospectus contained in the Registration Statement. The offering is expected to close on or about June 26, 2013, subject to customary closing conditions. Pursuant to the terms of the Underwriting Agreement, the Company and Apollo have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Company is not selling any shares in the offering and will not receive any proceeds from the sale of the shares of Common Stock by Apollo in the offering.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses. Certain of the Underwriters and/or their affiliates may have an indirect ownership interest in the Company through various private equity funds, including funds of Apollo and/or its affiliates. Certain of the Underwriters or their affiliates are lenders under the Company’s senior secured credit facilities.

In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 8.01	Other Events.

On June 21, 2013, the Company announced the pricing of the previously announced public offering of shares of Common Stock held by Apollo. The Apollo funds, the sole selling stockholder, are offering 6,500,000 shares of Common Stock and will grant to the Underwriters of the Common Stock offering an option to purchase up to an additional 975,000 shares of Common Stock. The Company will not issue shares in the offering and will not receive any proceeds from the offering. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of June 20, 2013, by and among Rexnord Corporation, Rexnord Acquisition Holdings I, LLC and Rexnord Acquisition Holdings II, LLC, as the selling stockholders, and Deutsche Bank Securities Inc. and Goldman, Sachs & Co., as representatives of the several underwriters named in Schedule A thereto

99.1	Press release dated June 21, 2013

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, Rexnord Corporation has caused this report to be signed on its behalf by the undersigned thereunto authorized this 21st day of June, 2013.

REXNORD CORPORATION

BY:	/s/ Patricia M. Whaley Patricia M. Whaley Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of June 20, 2013, by and among Rexnord Corporation, Rexnord Acquisition Holdings I, LLC and Rexnord Acquisition Holdings II, LLC, as the selling stockholders, and Deutsche Bank Securities Inc. and Goldman, Sachs & Co., as representatives of the several underwriters named in Schedule A thereto

99.1	Press release dated June 21, 2013